EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37261, 33-69596, 33-69598, 33-61558, 333-79443, 333-08994, 333-42635, 333-89971, 333-112527,333-138524, 333-162898 and 333-162897) and Form S-3 (No. 333-162896) of Southern Union Company of our report dated February 25, 2010, relating to the consolidated financial statements of Citrus Corp., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 1, 2010